Exhibit 99.1

LPL Financial to Acquire Commonwealth Financial Network

•	Commonwealth supports ~2,900 independent advisors managing ~$285 billion in assets

•	Commonwealth ranked #1 in Independent Advisor Satisfaction 11 times in a row by J.D. Power

•	Founder of Commonwealth to assume advisory role to LPL Board of Directors

•	Commonwealth CEO to join LPL Management Committee, partnering to launch Office of Advisor Advocacy

SAN DIEGO, Cal. and WALTHAM, Mass. – March 31, 2025 – LPL Financial Holdings Inc. (NASDAQ: LPLA) (together with its subsidiaries, including LPL Financial LLC, “LPL Financial” or “LPL”) today announced that it has entered into a definitive purchase agreement to acquire Commonwealth Financial Network (“Commonwealth”), the largest independently owned wealth management firm in the country.

Headquartered in Waltham, Mass., Commonwealth provides integrated business solutions and services for approximately 2,900 financial advisors, managing approximately $285 billion of brokerage and advisory assets. Since its founding in 1979, Commonwealth has built a culture that prioritizes exemplary client service, which has resulted in Commonwealth ranking #1 in Independent Advisor Satisfaction among financial investment firms 11 times in a row by J.D. Power.

“Commonwealth is respected throughout our industry as a standard-bearer for service excellence, and their commitment to the success of their Advisors is embedded in all aspects of their business,” said Rich Steinmeier, LPL Financial chief executive officer. “A complement to LPL’s client-centric culture, Commonwealth’s service philosophy enhances the value we’ll collectively bring to all Advisors across the LPL network. In addition, LPL’s advanced technology, intuitive business solutions and breadth of wealth management offerings unlock boundless potential for Commonwealth Advisors and the clients they serve.”

“As we’ve grown our business over the past 46 years, Commonwealth has placed a premium on delivering the industry’s highest standards of service. We’ve been diligent in finding a partner that shares our mission of prioritizing Advisor needs above all else. LPL became the logical choice for our next chapter,” said Joseph Deitch, Commonwealth founder, who will assume an advisory role to LPL’s Board of Directors through the conversion. “We are incredibly proud of the culture we’ve nurtured that leverages all opportunities for our Advisors to thrive. To continue supporting this mission, we are confident that LPL’s shared commitment to Advisor centricity, advocacy for Advisor independence, highly experienced team and value-added offerings will serve our Advisors extraordinarily well for the long-term.”

Commonwealth Chief Executive Officer Wayne Bloom will join LPL’s Management Committee and report to Mr. Steinmeier, and will continue to lead the Commonwealth community and their advisor experience. He will also partner with the LPL leadership team to launch LPL’s Office of Advisor Advocacy, charged with further elevating the service experience for LPL’s growing network of advisors. “This impressive partnership accelerates our joint competitive advantage, bringing unparalleled value to our Advisors and our employees,” said Bloom. “Commonwealth will retain its brand as part of LPL, and Commonwealth Advisors will continue to benefit from their relationships with our team members, all while taking full advantage of LPL’s scale and platform that fuels its industry-leading offerings.”

The transaction is expected to close in the second half of 2025, and the conversion to the LPL platform is expected to be completed in mid-2026, subject to the receipt of regulatory approvals and other conditions. Following the closing, LPL will evaluate opportunities to bring the Commonwealth advisor experience into the broader LPL ecosystem, including the review of key capabilities at Commonwealth that have been developed in partnership with Advisor360°.

Under the transaction structure, LPL will acquire 100 percent of the equity of the holding company of Commonwealth for a purchase price of approximately $2.7 billion in cash. LPL anticipates financing this transaction through a combination of corporate cash, debt and equity, resulting in credit agreement leverage of roughly 2.25x following the close of the transaction, with a near-term path to reduce leverage to the midpoint of its stated range of 1.5-2.5x.

Investor Presentation

LPL Financial posted an investor presentation with an overview of the transaction on its Investor Relations page at investor.lpl.com.

Conference Call and Additional Information

The Company will hold a conference call to discuss the transaction at 8 a.m. ET on Monday, March 31, 2025. The conference call will be accessible and available for replay at investor.lpl.com/events.

Financial and Legal Advisors to the Transaction

Morgan Stanley & Co. LLC is acting as exclusive financial advisor to LPL, with Allen Overy Shearman Sterling LLP serving as LPL’s legal counsel. Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Commonwealth, with Ropes & Gray LLP serving as Commonwealth’s legal counsel.

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About Commonwealth Financial Network®

Commonwealth Financial Network, Member FINRA/SIPC, a Registered Investment Adviser, provides financial advisors with holistic, integrated solutions that support business evolution, growth acceleration, and operational efficiency. J.D. Power ranks Commonwealth “#1 in Independent Advisor Satisfaction Among Financial Investment Firms, 11 Times in a Row.” Privately held since 1979, the firm has headquarters in Waltham, Massachusetts, and San Diego, California, and an operations hub in Blue Ash, Ohio.

About LPL Financial

LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace, LPL supports nearly 29,000 Financial Advisors and the wealth management practices of approximately 1,200 financial institutions, servicing and custodying approximately $1.7 trillion in brokerage and advisory assets on behalf of approximately 6 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that Advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.

Securities and advisory services offered through LPL Financial LLC, a registered investment advisor and broker-dealer, member FINRA/SIPC.

Throughout this communication, the terms “financial Advisors” and “Advisors” are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial LLC and Commonwealth. Unless otherwise indicated, data in this communication is as of December 31, 2024.

We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

Forward-Looking Statements

Certain of the statements included in this release, such as those regarding LPL Financial and its potential growth, business strategy and plans, including the expected benefits of LPL Financial’s acquisition of Commonwealth, the timing of the closing and the conversion of such transaction, and LPL Financial’s plans to replicate the Commonwealth Advisor service experience within its ecosystem, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on current expectations and beliefs concerning future developments and their potential effects upon LPL, Commonwealth or both. In particular, LPL Financial can provide no assurance that the assets reported as serviced by Commonwealth financial Advisors will translate into assets serviced at LPL Financial, that Commonwealth financial Advisors will join LPL Financial or that the benefits that are expected to accrue to LPL Financial, Commonwealth and their respective advisors and stockholders as a result of the transaction described herein will materialize. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, and there are certain important factors that could cause actual results or the timing of events to differ, possibly materially, from expectations or estimates expressed or implied in such forward-looking statements. Important factors that could cause or contribute to such differences include: the failure of the parties to satisfy the closing conditions applicable to the acquisition in a timely manner or at all, including obtaining the required regulatory approvals; disruptions to the parties’ businesses as a result of the announcement and pendency of the transaction; difficulties or delays of LPL Financial in onboarding Commonwealth financial Advisors, staff or clients, which could negatively affect LPL Financial’s ability to realize revenue or expense synergies or other expected benefits of the transaction; the inability of LPL Financial to sustain revenue and earnings growth or to fully realize revenue or expense synergies or the other expected benefits of the transaction, which depend in part on LPL Financial’s success in onboarding assets currently served by Commonwealth’s Advisors; disruptions to Commonwealth’s or LPL Financial’s businesses due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with their financial Advisors and their clients, employees, other business partners or governmental entities; the choice by clients of Commonwealth’s Advisors not to open brokerage and/or advisory accounts at LPL Financial or move their assets from Commonwealth to LPL Financial; challenges replicating the Commonwealth Advisor service experience at LPL Financial; changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of assets under custody; and Commonwealth’s Advisors. Certain additional important factors that could cause actual results or the timing of events to differ, possibly materially, from expectations or estimates expressed or implied in such forward-looking statements can be found in the “Risk Factors” section included in LPL Financial’s most recent Annual Report on Form 10-K. Except as required by law, LPL Financial does not undertake to update any particular forward-looking statement included in this document as a result of developments occurring after the date of this press release.

Contacts

LPL Media Relations

media.relations@lplfinancial.com

LPL Investor Relations

investor.relations@lplfinancial.com